DISTRIBUTION PLAN

                       THE ADVISORS' INNER CIRCLE FUND II


         WHEREAS, The Advisors' Inner Circle Fund II (the "Trust") is engaged in business as an open-end investment company registered under the Investment
Company  Act  of  1940,  as  amended  (the  "1940  Act");  and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units (the "shares") of beneficial interest (the "Shareholders") in the Trust;

         NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

         SECTION 1. The Trust has adopted this Distribution Plan (the "Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of certain of the classes of shares of certain of the portfolios of the Trust (each, a "Portfolio") as may, from time to time, be added to the Plan and listed on the Schedules attached hereto (collectively the "Schedules").

         SECTION 2. The Trust will pay the distributor of each such class of shares a fee at the annual rate specified on each of the Schedules. The distributor may retain all or a part of this fee as compensation for distribution or shareholder services it provides or it may use such fees for compensation of broker/dealers and other financial institutions and intermediaries that provide distribution or shareholder services as specified by the distributor. The actual fee to be paid by the distributor to broker/dealers and financial institutions and intermediaries will be negotiated based on the extent and quality of services provided.

         SECTION 3. This Plan shall not take effect as to a class of shares of a Portfolio until it has been approved (a) by a vote of at least a majority of the outstanding shares of such class; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and
(ii) the Qualified Trustees (as defined herein), cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

         SECTION 4. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section  3  herein  for  the  approval  of  this  Plan.

         SECTION 5. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 6. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or, with respect to any such class of shares of a Portfolio, by vote of a majority of the outstanding shares of the class. Termination by the Shareholders of any class of a Portfolio will not affect the validity of this Plan with respect to the shares of any other class of the Portfolio.

         SECTION 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or with respect to shares of any class of a Portfolio, by vote of a majority of the outstanding shares of such class, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

         SECTION  8.   This  Plan  may be amended in the manner provided in Part
(b) of Section 3 herein for the approval of this Plan; provided, however, that the Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof with respect to the shares of any class of a Portfolio without the approval of a majority of the outstanding shares of such class.

         SECTION 9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

         SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         SECTION 11. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.






Adopted:  May  31,  2000
Amended:  November  16,  2004

                       THE ADVISORS' INNER CIRCLE FUND II
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                                   SCHEDULE A
                          AS AMENDED NOVEMBER 16, 2004
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                           AS AMENDED AUGUST 12, 2008

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                     CLASS OF SHARES        FEES
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Treasury Securities Money Market Fund         Class A Shares         0.25%
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Strategic Income Bond Fund                    Class C Shares         0.75%
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Value Fund                                    Class C Shares         0.75%
--------------------------------------------------------------------------------
Growth Fund                                   Class C Shares         0.75%
--------------------------------------------------------------------------------
Burkenroad Fund                               Class D Shares         0.25%
--------------------------------------------------------------------------------
Diversified International Fund                Class C Shares         0.75%
--------------------------------------------------------------------------------
Quantitative Long/Short Fund                  Class C Shares         0.75%
--------------------------------------------------------------------------------
Louisiana Tax-Free Income Fund                Class A Shares         0.25%
--------------------------------------------------------------------------------
Mississippi Tax-Free Income Fund              Class A Shares         0.25%
--------------------------------------------------------------------------------

                       THE ADVISORS' INNER CIRCLE FUND II
                          REAVES SELECT RESEARCH FUND

                                   SCHEDULE B
                            DATED NOVEMBER 16, 2004
                            AS AMENDED JULY 24, 2006
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

--------------------------------------------------------------------------------
PORTFOLIO                           CLASS OF SHARES               FEES
--------------------------------------------------------------------------------
Reaves Select Research Fund         Investor Class Shares         0.25%
--------------------------------------------------------------------------------

                       THE ADVISORS' INNER CIRCLE FUND II
                                 ABERDEEN FUNDS

                                   SCHEDULE C
                            DATED NOVEMBER 16, 2004
                          AS AMENDED OCTOBER 13, 2006
                          AS AMENDED NOVEMBER 26, 2008
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

--------------------------------------------------------------------------------
PORTFOLIO                              CLASS OF SHARES              FEES
--------------------------------------------------------------------------------
Aberdeen Emerging Markets Fund         Advisor Class Shares         0.25%
--------------------------------------------------------------------------------

                       THE ADVISORS' INNER CIRCLE FUND II
                               MUTUALHEDGE FUNDS

                                   SCHEDULE D
                            DATED NOVEMBER 13, 2007
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

--------------------------------------------------------------------------------
PORTFOLIO                                        CLASS OF SHARES        FEES
--------------------------------------------------------------------------------
MutualHedge Equity Long-Short Legends Fund       Class A Shares         0.25%
--------------------------------------------------------------------------------
MutualHedge Equity Long-Short Legends Fund       Class C Shares         1.00%
--------------------------------------------------------------------------------
MutualHedge Event Driven Legends                 Class A Shares         0.25%
--------------------------------------------------------------------------------
MutualHedge Event Driven Legends                 Class C Shares         1.00%
--------------------------------------------------------------------------------
MutualHedge Quantitative Trading Legends Fund    Class A Shares         0.25%
--------------------------------------------------------------------------------
MutualHedge Quantitative Trading Legends Fund    Class C Shares         1.00%
--------------------------------------------------------------------------------

                       THE ADVISORS' INNER CIRCLE FUND II
                                 GRT VALUE FUND

                                   SCHEDULE E
                            DATED FEBRUARY 19, 2008
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

--------------------------------------------------------------------------------
PORTFOLIO                      CLASS OF SHARES                    FEES
--------------------------------------------------------------------------------
GRT Value Fund                 Advisor Class Shares               0.25%
--------------------------------------------------------------------------------

                       THE ADVISORS' INNER CIRCLE FUND II
                                  FROST FUNDS

                                   SCHEDULE F
                              DATED MARCH 10, 2008
                        AND LAST AMENDED AUGUST 11, 2010
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                    CLASS OF SHARES         FEES
--------------------------------------------------------------------------------
Frost Natural Resources Fund                 Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Diversified Strategies Fund            Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Core Growth Equity Fund                Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Dividend Value Equity Fund             Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Kempner Multi-Cap Deep Value Equity
 Fund                                        Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Small Cap Equity Fund                  Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Strategic Balanced Fund                Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost International Equity Fund              Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Low Duration Bond Fund                 Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Total Return Bond Fund                 Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Municipal Bond Fund                    Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Low Duration Municipal Bond Fund       Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost Kempner Treasury and Income Fund       Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost LKCM Multi-Cap Equity Fund             Class A Shares         0.25%
--------------------------------------------------------------------------------
Frost LKCM Small-Mid Cap Equity Fund         Class A Shares         0.25%
--------------------------------------------------------------------------------